Exhibit 99.1  Capital City Bank Group, Inc.'s Press Release, dated
              October 27 2005



[CCBG LOGO]                                          For Information Contact:
Corporate Headquarters                                     J. Kimbrough Davis
217 North Monroe Street                              Executive Vice President
Tallahassee, FL 32301                                 Chief Financial Officer
                                                                 850-671-0431

                                                                 News Release
                                       For Immediate Release October 27, 2005

                  CAPITAL CITY BANK GROUP, INC. REPORTS
           THIRD QUARTER EARNINGS OF $0.46 PER DILUTED SHARE,
                UP 15.0% FROM 2004 (BEFORE ONE-TIME GAIN)(1)


HIGHLIGHTS

* Quarterly earnings totaled $8.6 million, or $0.46 per share, an increase of 29.8% and 15.0%, respectively, over the third quarter of 2004.

* Strong growth in operating revenues as reflected by 36.5% growth in net interest income and 20.8% increase in noninterest income.

* Continued improvement in net interest margin as reflected by a 23 basis point improvement over the third quarter of 2004 and a 10 basis point improvement over the second quarter of 2005.

* Continued strong credit quality as reflected by a nonperforming asset ratio of .36% and an annualized net charge-off ratio of .08%.

*  Well capitalized with a risk based capital ratio of 12.35%.




EARNINGS HIGHLIGHTS
----------------------------------------------------------------------------------------------------------
                                                         Three Months Ended             Nine Months Ended
                                                  --------------------------------    --------------------
                                                  Sept. 30,   June 30,   Sept. 30,    Sept. 30,  Sept. 30,
(Dollars in thousands, except per share data)(2)    2005        2005        2004        2005       2004
----------------------------------------------------------------------------------------------------------
EARNINGS
Net Income                                        $ 8,577       7,868      10,819      22,822      22,109
Diluted Earnings Per Common Share                 $  0.46        0.44        0.66        1.26        1.34
----------------------------------------------------------------------------------------------------------
PERFORMANCE
Return on Average Equity                            11.31%      11.35       19.81       10.89       13.98
Return on Average Assets                             1.32        1.28        2.22        1.25        1.55
Net Interest Margin                                  5.17        5.07        4.94        5.05        4.93
Noninterest Income as % of Operating Revenue        31.15       30.75       45.47       30.99       38.47
Efficiency Ratio                                    63.60       63.56       52.60       64.64       60.73
----------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 Capital Ratio                                12.35%      11.96       11.81       12.35       11.81
Total Capital Ratio                                 13.29       12.91       12.62       13.29       12.62
Leverage Ratio                                      10.20        9.28        9.17       10.20        9.17
Equity to Assets                                    11.67       11.23       11.22       11.67       11.22
--------------------------------------------------------------------------------------------------------
(1) Analysis of quarterly earnings performance excludes from 2004 revenues, a one-time non-recurring pre-tax gain of $6.9 million ($4.2 million after-tax) recognized from the sale of the bank's credit card portfolio during the third quarter of 2004.

(2) All share and per share data have been restated to reflect the 5-for-4 stock split effective
    July 1, 2005.


                                 1


--------------------------------------------------------------------------------------------------------
                                                         Three Months Ended             Nine Months Ended
                                                  --------------------------------    --------------------
                                                  Sept. 30,   June 30,   Sept. 30,    Sept. 30,  Sept. 30,
(Dollars in thousands, except per share data)(2)    2005        2005        2004        2005       2004
----------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of Non-Performing Loans             342.79%     289.12      261.91      342.79      261.91
Allowance as a % of Loans                            0.85        0.85        0.80        0.85        0.80
Net Charge-Offs as % of Average Loans                0.08        0.08        0.22        0.08        0.22
Nonperforming Assets as % of Loans and ORE           0.36        0.30        0.36        0.36        0.36
----------------------------------------------------------------------------------------------------------STOCK PERFORMANCE
High                                              $ 38.72       33.46       32.96       38.72       36.44
Low                                                 31.78       28.02       26.66       28.02       26.66
Close                                             $ 37.71       32.32       30.97       37.71       30.97
Average Daily Trading Volume                       18,024      23,792      13,065      20,946      12,949
----------------------------------------------------------------------------------------------------------

(2) All share and per share data have been restated to reflect the 5-for-4 stock split effective
    July 1, 2005.



Capital City Bank Group, Inc. (NASDAQ: CCBG) reported earnings for the third quarter totaling $8.6 million, or $0.46 per diluted share. This compares to $10.8 million, or $0.66 per diluted share, in the third quarter of 2004, which included a one-time after-tax gain of $4.2 million, or $.26 per diluted share, from the sale of the bank's credit card portfolio. Core earnings (reported earnings excluding the after-tax gain) increased 29.8% and 15.0% on a dollar and per diluted share basis, respectively. The Return on Average Assets was 1.32% and the Return on Average Equity was 11.31%, compared to 1.35% and 12.10%, respectively, for the comparable period in 2004.

The growth in core earnings was attributable to an increase in operating revenue (defined as net interest income plus noninterest income less the pre-tax gain) of $10.0 million, or 31.2%, partially offset by an increase in noninterest expense of $7.0 million, or 32.2%, and a higher income tax provision of $1.0 million, or 27.6%. The increase in operating revenues reflects a 36.5% increase in net interest income and a 20.8% increase in noninterest income. Net interest income increased as a result of earning asset growth and an improved net interest margin. Higher deposit service charge fees, mortgage banking fees, and merchant fees drove the increase in noninterest income. The increase in noninterest expense is primarily attributable to higher operating costs associated with the integration of two recent acquisitions, which added 12 new offices to the Capital City franchise, and marketing costs supporting the Company's new "Absolutely Free Checking" product.

William G. Smith, Jr., Chairman, President and CEO, stated "Our third quarter earnings reflect solid performance across the Company as earning assets grew, margins expanded and credit losses remained at historically low levels. Capital City's new checking account strategy continues to gain traction and in September we introduced "Absolutely Free Business Checking." We anticipate competition for deposits will continue to intensify and our challenge as we enter the fourth quarter of 2005 and 2006 will be to balance the trade-off between deposit growth and the rising cost of funds."

Taxable equivalent net interest income in the third quarter increased $7.8 million, or 36.3%, and $1.9 million, or 7.1%, as compared to the third quarter of 2004 and the second quarter of 2005, respectively. Improvement was driven by growth from acquisitions, strong loan growth in existing markets, and an improvement in the net interest margin. The net interest margin improved 23 basis points from the third quarter of 2004 to a level of 5.17%, and 10 basis points from the prior quarter, primarily attributable to higher asset yields resulting from the continued Fed rate increases. A slight increase in net interest income during the fourth quarter is anticipated as higher rates on new production and repricing of existing earning assets will increase interest income. Management expects higher interest expense primarily due to the increased competition for deposits and the continued pressure in most markets to increase rates resulting from the Fed rate hikes.

Provision for loan losses of $376,000 for the quarter was slightly higher than the third quarter of 2004. The provision for the quarter was slightly lower than net charge-offs, which totaled $403,000, or .08%, of average loans for the quarter compared to $829,000, or .22%, for the third quarter of 2004. The lower level of net charge-offs in the third quarter of 2005 is due to the August 2004 sale of the credit card portfolio, which previously accounted for a significant portion of the bank's charge-offs. At quarter-end, the allowance for loan losses was .85% of outstanding loans and provided coverage of 343% of nonperforming loans.

Noninterest income (excluding the gain on sale of credit card portfolio) increased $2.3 million, or 20.8%, from the third quarter of 2004 primarily due to higher deposit service charge fees, mortgage banking fees, and merchant fees. The increase in deposit service charge fees is due to the growth in deposit accounts attributable to recent acquisitions, and "Absolutely Free Checking," which was launched in early 2005. Higher mortgage banking revenues is reflective of lower than normal production in the third quarter of 2004 due to a general slow-down in the residential lending market. Lending activity picked up momentum early in the second quarter of 2005 and resulted in improved performance for the third quarter. The improvement in merchant fees directly correlates with the growth in merchant card processing volume.

Noninterest expense grew by $7.0 million, or 32.2%, compared to the third quarter of 2004. Higher expense for compensation, occupancy, advertising, printing and supplies, telephone, and intangible amortization were the primary reasons for the increase. The increase in compensation was driven by higher expense for associate salaries, pension, and insurance benefits, primarily reflective of the integration of associates from the acquisitions in late 2004 and mid-2005. The increase in occupancy was driven by higher expense for depreciation, maintenance and repair, and property taxes, primarily attributable to the increase in the number of banking offices, and higher expense for core processing and other software maintenance agreements. The increase in advertising expense is reflective of the marketing support costs for the "Absolutely Free Checking" campaign. Higher expense for printing and supplies and telephone is also attributable to the aforementioned acquisitions and increase in the number of banking offices. The increase in intangible amortization reflects core deposit amortization from recent acquisitions.

Average earning assets for the quarter increased $516.2 million, or 29.8%, over the comparable quarter in 2004. The increase in earning assets is primarily attributable to an increase in average loans of $522.6 million reflecting acquisitions and strong organic loan growth.

Nonperforming assets of $7.4 million increased from the third quarter of 2004 by $1.8 million and represented .36% of total loans and other real estate at quarter-end. This compares to .36% and .29%, respectively, for the third and fourth quarters of 2004. The increase in the level of nonperforming assets is primarily due to one large commercial real estate property currently classified as other real estate. Management expects no significant loss upon the disposition of this asset.

Average total deposits increased $468.2 million, or 30.3%, from the third quarter of 2004, driven by a $183.3 million increase in NOW deposits and a $133.9 million increase in certificates of deposit. These increases are primarily reflective of recent acquisitions and new NOW accounts acquired as part of the "Absolutely Free Checking" campaign.

The Company ended the third quarter with approximately $21.9 million in average net overnight funds purchased as compared to $10.5 million in net overnight funds sold in the third quarter of 2004 and $13.2 million in net overnight funds sold for the prior quarter. The decline from the third quarter of 2004 is primarily reflective of the Company's significant loan growth and the decline from the prior quarter is primarily due to a seasonal variation in public funds deposits and some deposit run-off expected from recent acquisitions.


About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest financial services companies headquartered in Florida and has more than $2.5 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, bankcards, data processing and securities brokerage services. The company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 68 banking offices, six mortgage lending offices, 77 ATMs and 11 Bank 'N Shop locations in Florida, Georgia and Alabama. In 2005, Mergent, Inc., a leading provider of information on publicly traded companies, named the company as a Dividend Achiever, a list of public companies that have increased their regular cash dividends for at least 10 consecutive years. Of all U.S. companies that pay dividends, less than three percent made this list. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.


FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release, that are not historical facts, contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a number of uncertainties and risks that have been described in Capital City Bank Group's annual report on Form 10-K for the fiscal year ended December 31, 2004, and the Company's other filings with the Securities and Exchange Commission. These uncertainties and risks could cause future results to differ materially from those anticipated by such statements.


CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited
----------------------------------------------------------------------------------------------------------------------------
                                                                   2005                       2004         Nine Months Ended
                                                      ------------------------------  -------------------       June 30,
                                                       Third     Second       First     Fourth      Third  ------------------
(Dollars in thousands, except per share data)(1)      Quarter    Quarter     Quarter    Quarter    Quarter    2005     2004
----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans                           $ 35,331     32,105      28,842     28,097     23,316    96,278  67,510
Interest on Investment Securities                       1,437      1,447       1,473      1,485      1,197     4,357   3,600
Interest on Funds Sold                                    121        358         159        348        147       638     485
----------------------------------------------------------------------------------------------------------------------------
     Total Interest Income                             36,889     33,910      30,474     29,930     24,660   101,273  71,595
----------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on Deposits                                    5,480      4,618       4,309      4,102      2,434    14,407   7,213
Interest on Short-term Borrowings                         691        734         450        402        332     1,875     868
Interest on Subordinated Note Payable                     931        667         441        294          -     2,039       -
Interest on Other Long-term Borrowings                    783        769         720        836        642     2,272   1,726
----------------------------------------------------------------------------------------------------------------------------
     Total Interest Expense                             7,885      6,788       5,920      5,634      3,408    20,593   9,807
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                    29,004     27,122      24,554     24,296     21,252    80,680  61,788
Provision for Loan Losses                                 376        388         410        300        300     1,174   1,841
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for Loan Losses    28,628     26,734      24,144     23,996     20,952    79,506  59,947
============================================================================================================================
NONINTEREST INCOME
Service Charge Revenue                                  5,635      5,035       4,348      4,716      4,487    15,018  12,858
Data Processing Revenue                                   660        650         607        640        652     1,917   1,988
Fees for Trust Services                                 1,050      1,013       1,112      1,281      1,035     3,175   2,726
Retail Brokerage Fees                                     305        313         299        324        316       917   1,075
Invest Sec Gain (Losses)                                    9          -           -          7        (13)        9       7
Mortgage Banking Revenue                                1,317      1,036         763        722        806     3,116   2,486
Merchant Fees                                           1,556      1,532       1,564      1,379      1,230     4,652   3,756
Interchange Fees                                          582        535         491        458        537     1,608   1,771
Gain on Sale of Credit Cards                                -          -           -        324      6,857         -   6,857
ATM/Debit Card Fees                                       550        536         538        549        494     1,624   1,458
Other Fees                                              1,459      1,391       1,338      1,520      1,320     4,188   3,651
----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Income                          13,123     12,041      11,060     11,920     17,721    36,224  38,633
============================================================================================================================
NONINTEREST EXPENSE
Compensation                                           14,046     13,187      12,560     11,830     10,966    39,793  32,515
Premises                                                2,119      2,035       1,937      1,880      1,828     6,091   5,194
FF&E                                                    2,285      2,192       2,112      2,179      2,174     6,589   6,214
Intangible Amortization                                 1,430      1,296       1,196      1,151        921     3,922   2,673
Other Expense                                           8,729      7,886       7,462      7,877      5,744    24,077  17,713
----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Expense                         28,609     26,596      25,267     24,917     21,633    80,472  64,309
============================================================================================================================

OPERATING PROFIT                                       13,142     12,179       9,937     10,999     17,040    35,258  34,271
Provision for Income Taxes                              4,565      4,311       3,560      3,737      6,221    12,436  12,162
----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                           $  8,577      7,868       6,377      7,262     10,819    22,822  22,109
============================================================================================================================
PER SHARE DATA
Basic Earnings                                       $   0.46       0.44        0.36       0.40       0.66      1.26    1.34
Diluted Earnings                                         0.46       0.44        0.36       0.40       0.66      1.26    1.34
Cash Dividends                                       $  0.152      0.152       0.152      0.152      0.144     0.456   0.432
AVERAGE SHARES
Basic                                                  18,623     18,094      17,700     17,444     16,604    18,143  16,591
Diluted                                                18,649     18,102      17,708     17,451     16,609    18,157  16,595
============================================================================================================================

(1) All share and per share data have been restated to reflect the 5-for-4 stock split effective July 1, 2005.


                                                             5



CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited
---------------------------------------------------------------------------------------------------------------------------
                                                                   2005                                2004
                                                     ---------------------------------  -----------------------------------
                                                       Third      Second       First      Fourth       Third      Second
(Dollars in thousands, except per share data)(1)      Quarter     Quarter     Quarter     Quarter     Quarter     Quarter
---------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Due From Banks                             $  109,847     117,921      92,868      87,039      90,458      97,154
Funds Sold                                              16,382      59,062      57,115      74,506      47,352     107,399
---------------------------------------------------------------------------------------------------------------------------
     Total Cash and Cash Equivalents                   126,229     176,983     149,983     161,545     137,810     204,553
Investment Securities, Available-for-Sale              192,435     195,860     190,945     210,240     156,675     183,732
Loans, Net of Unearned
  Commercial & Industrial                              216,695     214,983     196,632     206,474     187,862     187,530
  Real Estate Construction                             152,042     148,462     151,143     140,190     119,248     108,422
  Real Estate Mortgage                                 712,682     713,619     639,637     655,426     473,874     466,437
  Real Estate Residential                              526,167     519,441     437,520     425,765     375,109     348,917
  Real Estate Home Equity                              162,309     160,767     151,464     150,061     145,408     133,729
  Consumer                                             243,081     242,922     223,145     222,207     212,847     216,553
  Credit Card                                                1          49          48          41         170      22,636
  Other Loans                                           34,225      43,217      42,046      24,549      21,530      32,572
  Overdrafts                                             5,690       3,314       2,168       4,112       4,602       4,701
---------------------------------------------------------------------------------------------------------------------------
     Total Loans, Net of Unearned                    2,052,892   2,046,774   1,843,803   1,828,825   1,540,650   1,521,497
  Allowance for Loan Losses                            (17,424)    (17,451)    (16,040)    (16,037)    (12,328)    (13,657)
---------------------------------------------------------------------------------------------------------------------------
     Loans, Net                                      2,035,468   2,029,323   1,827,763   1,812,788   1,528,322   1,507,840
Premises and Equipment                                  71,044      69,294      60,443      58,963      56,281      56,263
Intangible Assets                                      111,851     113,081      79,139      80,305      39,720      40,608
Other Assets                                            46,475      45,344      40,819      40,172      32,985      33,834
---------------------------------------------------------------------------------------------------------------------------
     Total Other Assets                                229,370     227,719     180,401     179,440     128,986     130,705
---------------------------------------------------------------------------------------------------------------------------
Total Assets                                        $2,583,502   2,629,885   2,349,092   2,364,013   1,951,793   2,026,830
===========================================================================================================================
LIABILITIES
Deposits:
  Noninterest Bearing Deposits                      $  571,880     598,602     555,758     566,991     518,352     520,118
  NOW Accounts                                         481,767     475,687     400,816     338,932     285,851     320,460
  Money Market Accounts                                267,074     287,601     250,433     270,095     209,262     214,815
  Regular Savings Accounts                             155,471     162,665     148,578     147,348     129,461     130,822
  Certificates of Deposit                              549,296     576,074     533,773     571,520     427,621     426,521
---------------------------------------------------------------------------------------------------------------------------
     Total Deposits                                  2,025,488   2,100,629   1,889,358   1,894,886   1,570,547   1,612,736
Short-Term Borrowings                                   92,746      71,148      78,593      96,014      76,216     127,012
Subordinated Note Payable                               62,887      62,887      30,928      30,928           -           -
Other Long-Term Borrowings                              71,526      73,144      67,879      68,453      62,930      58,427
Other Liabilities                                       29,278      26,655      22,236      16,932      23,031      18,934
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                    2,281,925   2,334,463   2,088,994   2,107,213   1,732,724   1,817,109
---------------------------------------------------------------------------------------------------------------------------
SHAREOWNERS' EQUITY
Common Stock                                               186         149         142         142         133         133
Additional Paid-in-Capital                              83,185      82,619      52,772      52,363      18,411      17,922
Retained Earnings                                      219,099     213,352     208,334     204,648     200,073     191,645
Accumulated Other Comprehensive Income                    (893)       (698)     (1,150)       (353)        452          21
---------------------------------------------------------------------------------------------------------------------------
Total Shareowners' Equity                               301,577    295,422     260,098     256,800     219,069     209,721
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareowners' Equity           $2,583,502   2,629,885   2,349,092   2,364,013   1,951,793   2,026,830
===========================================================================================================================
OTHER BALANCE SHEET DATA
Earning Assets                                      $2,261,709   2,301,696   2,091,863   2,113,571   1,744,677   1,812,628
Intangible Assets
  Goodwill                                              84,710      84,511      54,371      54,341      19,657      19,656
  Deposit Base                                          25,275      26,598      22,689      23,778      18,897      19,786
  Other                                                  1,866       1,972       2,079       2,186       1,166       1,166
Interest Bearing Liabilities                         1,680,767   1,709,206   1,511,000   1,523,290   1,191,341   1,278,057
---------------------------------------------------------------------------------------------------------------------------
Book Value Per Diluted Share                        $    16.17       15.87       14.69       14.51       13.19       12.64
Tangible Book Value Per Diluted Share                    10.17        9.79       10.22        9.97       10.80       10.19
---------------------------------------------------------------------------------------------------------------------------
Actual Basic Shares Outstanding                         18,624      18,614      17,703      17,694      16,607      16,593
Actual Diluted Shares Outstanding                       18,649      18,617      17,705      17,701      16,612      16,597
===========================================================================================================================


(1) All share and per share data have been restated to reflect the 5-for-4 stock split effective July 1, 2005.




CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
  AND NONPERFORMING ASSETS
Unaudited
-----------------------------------------------------------------------------------------------------------------
                                                                    2005                            2004
                                                     -----------------------------------  -----------------------
                                                        Third       Second       First      Fourth       Third
(Dollars in thousands)                                 Quarter      Quarter     Quarter     Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period                          $17,451      16,040      16,037      12,328      13,657
Acquired Reserves                                             -       1,385           -       4,400           -
Reserve Reversal - Credit Card                                -           -           -           -        (800)
Provision for Loan Losses                                   376         388         410         300         300
Net Charge-offs                                             403         362         407         991         829
----------------------------------------------------------------------------------------------------------------
Balance at End of Period                                $17,424      17,451      16,040      16,037      12,328
================================================================================================================
As a % of Loans                                            0.85%       0.85%       0.87        0.88        0.80
As a % of Nonperforming Loans                            342.79      289.12      302.13      345.18      261.91
As a % of Nonperforming Assets                           236.07      280.65      284.25      304.25      220.10
================================================================================================================
CHARGE-OFFS
Commercial, Financial and Agricultural                  $   151         302          88         234         187
Real Estate - Construction                                    -           -           -           -           -
Real Estate - Mortgage                                        4           2           4           9           -
Real Estate - Residential                                   115          37          25          78          19
Consumer                                                    551         536         718       1,015         998
----------------------------------------------------------------------------------------------------------------
Total Charge-offs                                       $   821         877         835       1,336       1,204
================================================================================================================
RECOVERIES
Commercial, Financial and Agricultural                  $    43          98           9          34          10
Real Estate - Construction                                    -           -           -           -           -
Real Estate - Mortgage                                        1           -           -           -          14
Real Estate - Residential                                    20          14           2          12           1
Consumer                                                    351         403         417         299         350
----------------------------------------------------------------------------------------------------------------
Total Recoveries                                        $   418         515         428         345         375
================================================================================================================
NET CHARGE-OFFS                                         $   403         362         407         991         829
================================================================================================================
Net charge-offs as a % of Average Loans(1)                 0.08%       0.08%       0.09        0.22        0.22
================================================================================================================
RISK ELEMENT ASSETS
Nonaccruing Loans                                       $  5,083      6,036       5,309       4,646       4,707
Restructured                                                   -          -           -           -           -
----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Loans                                5,083      6,036       5,309       4,646       4,707
Other Real Estate                                          2,298        182         334         625         894
----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Assets                            $  7,381      6,218       5,643       5,271       5,601
================================================================================================================
Past Due Loans 90 Days or More                          $    473        562         298         605         196
================================================================================================================
Nonperforming Loans as a % of Loans                         0.25%      0.29%       0.29        0.25        0.31
Nonperforming Assets as a % of
  Loans and Other Real Estate                               0.36       0.30        0.31        0.29        0.36
Nonperforming Assets as a % of Capital(2)                   2.31       1.99        2.04        1.93        2.42
================================================================================================================


(1) Annualized
(2) Capital includes allowance for loan losses.



CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited
---------------------------------------------------------------------------------------------------------------------------------
                                                   Third Quarter 2005         Second Quarter of 2005        First Quarter 2005
                                                -------------------------   --------------------------   -------------------------
                                                Average           Average    Average           Average    Average          Average
(Dollars in thousands)                          Balance  Interest  Rate      Balance  Interest  Rate      Balance  Interest  Rate
-------------------------------------------------------------------------    -------------------------    ------------------------
ASSETS:
Loans, Net of Unearned Interest               $2,046,968  $35,433  6.87%     1,932,637   32,200  6.68     1,827,327   28,920  6.42

Investment Securities
  Taxable Investment Securities                  137,970    1,022  2.95        149,958    1,113  2.96       153,543    1,090  2.85
  Tax-Exempt Investment Securities                56,079      638  4.55         41,316      513  4.97        43,928      586  5.33
----------------------------------------------------------------------------------------------------------------------------------

Total Investment Securities                      194,049    1,660  3.42        191,274    1,626  3.40       197,471    1,676  3.40

Funds Sold                                         9,885      121  4.79         46,572      358  3.04        22,251      159  2.85
----------------------------------------------------------------------------------------------------------------------------------

Total Earning Assets                           2,250,902  $37,214  6.56%     2,170,483   34,184  6.32%    2,047,049   30,755  6.09
                                                          ==============                 ============                 ============
Cash and Due From Banks                          106,638                       104,336                       97,322
Allowance For Loan Losses                        (17,570)                      (16,998)                     (16,167)
Other Assets                                     229,554                       200,967                      178,603
--------------------------------------------------------                     ---------                    ---------
Total Assets                                  $2,569,524                     2,458,788                    2,306,807
========================================================                     =========                    =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  463,936      773  0.66%       413,799      560  0.54       359,151      447  0.50
  Money Market Accounts                          272,724    1,062  1.54        270,195      830  1.23       251,849      625  1.01
  Savings Accounts                               159,080       75  0.19        155,286       75  0.19       147,676       75  0.21
  Time Deposits                                  563,595    3,570  2.51        547,919    3,153  2.31       552,069    3,162  2.32
----------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Deposits                1,459,335    5,480  1.49      1,387,199    4,618  1.34     1,310,745    4,309  1.33

Short-Term Borrowings                             89,483      691  3.07        108,508      734  2.71        79,582      450  2.29
Subordinated Note Payable                         62,887      931  5.87         45,681      667  5.86        30,928      441  5.79
Other Long-Term Borrowings                        72,408      783  4.29         68,975      769  4.47        68,200      720  4.28
----------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,684,113  $ 7,885  1.86%     1,610,363    6,788  1.69%    1,489,455    5,920  1.61
                                                          ==============                 ============                 ============

Noninterest Bearing Deposits                     554,092                       544,945                      536,633
Other Liabilities                                 30,388                        25,373                       19,773
--------------------------------------------------------                     ---------                    ---------
Total Liabilities                              2,268,593                     2,180,681                    2,045,861

SHAREOWNERS' EQUITY:                          $  300,931                       278,107                      260,946
--------------------------------------------------------                     ---------                    ---------
Total Liabilities and Shareowners' Equity     $2,569,524                     2,458,788                    2,306,807
========================================================                     =========                    =========
Interest Rate Spread                                      $29,329  4.70%                27,396  4.63%                 24,835  4.48
========================================================================                ============                  ============
Interest Income and Rate Earned(2)                        $37,214  6.56                 34,184  6.32                  30,755  6.09
Interest Expense and Rate Paid                              7,885  1.39                  6,788  1.25                   5,920  1.17
------------------------------------------------------------------------                ------------                  ------------
Net Interest Margin                                       $29,329  5.17%                27,396  5.07%                 24,835  4.92
========================================================================                ============                  ============


(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.

                                                                   8


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited
----------------------------------------------------------------------------------------------------
                                                Fourth Quarter of 2004         Third Quarter 2004
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
------------------------------------------------------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,779,736  $28,180  6.30%   1,524,401   23,345  6.09

Investment Securities
  Taxable Investment Securities                  152,049    1,029  2.71      118,903      729  2.45
  Tax-Exempt Investment Securities                51,688      696  5.38       51,768      716  5.53
----------------------------------------------------------------------------------------------------

Total Investment Securities                      203,737    1,725  3.39      170,671    1,445  3.38

Funds Sold                                        82,638      348  1.65       39,636      147  1.45
----------------------------------------------------------------------------------------------------

Total Earning Assets                           2,066,111  $30,253  5.83%   1,734,708   24,937  5.27
                                                          ==============               ============
Cash and Due From Banks                          101,959                      90,010
Allowance For Loan Losses                        (15,813)                    (13,029)
Other Assets                                     170,613                     129,683
--------------------------------------------------------                   ---------
Total Assets                                  $2,322,870                   1,941,372
========================================================                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  333,839      335  0.40%     280,630      153  0.22
  Money Market Accounts                          267,710      467  0.69      212,426      245  0.46
  Savings Accounts                               144,967       72  0.20      130,330       32  0.10
  Time Deposits                                  553,435    3,228  2.32      429,702    2,004  1.86
----------------------------------------------------------------------------------------------------
                                               1,299,951    4,102  1.25    1,053,088    2,434  0.92

Short-Term Borrowings                             92,193      402  1.74       96,146      332  1.37
Subordinated Note Payable                         20,507      294  5.71            -        -     -
Other Long-Term Borrowings                        77,041      836  4.32       59,837      642  4.27
-----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,489,690  $ 5,634  1.50%   1,209,071    3,408  1.12
                                                    692   ==============               ============

Noninterest Bearing Deposits                     553,637                     492,136
Other Liabilities                                 30,768                      22,892
--------------------------------------------------------                   ---------
Total Liabilities                              2,074,097                   1,724,099

SHAREOWNERS' EQUITY:                          $  248,773                     217,273
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $2,322,870                   1,941,372
========================================================                   =========
Interest Rate Spread                                      $24,619  4.33%               21,529  4.60
========================================================================               ============
Interest Income and Rate Earned(2)                        $30,253  5.83                24,937  5.72
Interest Expense and Rate Paid                              5,634  1.08                 3,408  0.78
------------------------------------------------------------------------               ------------
Net Interest Margin                                       $24,619  4.75%               21,529  4.94
------------------------------------------------------------------------               ------------


(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited
----------------------------------------------------------------------------------------------------
                                                  Nine Months Ended           Nine Months Ended
                                                    Sept. 30, 2005              Sept. 30, 2004
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
------------------------------------------------------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,936,448  $ 96,553  6.67%  1,457,826   67,616  6.20

Investment Securities
  Taxable Investment Securities                  147,099     3,225  2.92     125,057    2,109  2.25
  Tax-Exempt Investment Securities                47,153     1,737  4.91      52,077    2,270  5.81
----------------------------------------------------------------------------------------------------

Total Investment Securities                      194,252     4,962  3.41     177,134    4,379  3.30

Funds Sold                                        26,191       638  3.21      62,121      484  1.03
----------------------------------------------------------------------------------------------------

Total Earning Assets                           2,156,891  $102,153  6.33%  1,697,081   72,479  5.70
                                                          ==============               =============
Cash and Due From Banks                          102,800                      90,086
Allowance For Loan Losses                        (16,917)                    (13,185)
Other Assets                                     203,228                     126,619
--------------------------------------------------------                   ---------
Total Assets                                  $2,446,002                   1,900,601
========================================================                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  412,679  $  1,780  0.58%    278,609      398  0.19%
  Money Market Accounts                          264,999     2,517  1.27     214,410      723  0.45
  Savings Accounts                               154,056       225  0.20     125,351       92  0.10
  Time Deposits                                  554,570     9,885  2.38     427,913    6,000  1.87
----------------------------------------------------------------------------------------------------
                                               1,386,304    14,407  1.39   1,046,283    7,213  0.92

Short-Term Borrowings                             92,561     1,875  2.71     103,398      869  1.12
Subordinated Note Payable                         46,616     2,039  5.85
Other Long-Term Borrowings                        69,876     2,272  4.35      53,560    1,726  4.30
----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,595,357  $ 20,593  1.73%  1,203,241    9,808  1.09
                                                          ==============               =============

Noninterest Bearing Deposits                     545,287                     467,504
Other Liabilities                                 25,217                      18,541
--------------------------------------------------------                   ---------
Total Liabilities                              2,165,861                   1,689,286

SHAREOWNERS' EQUITY:                          $  280,141                     211,315
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $2,446,002                   1,900,601
========================================================                   =========
Interest Rate Spread                                      $ 81,560  4.60%              62,671  4.61
========================================================================               =============
Interest Income and Rate Earned(2)                        $102,153  6.33               72,479  5.70
Interest Expense and Rate Paid                              20,593  1.28                9,808  0.77
------------------------------------------------------------------------               -------------
Net Interest Margin                                       $ 81,560  5.05%              62,671  4.93
------------------------------------------------------------------------               -------------


(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.

                                                  10
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